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                                   EXHIBIT 99

CONTACT:
FOR MEDIA: Maria Gordon Shydlo
           (203) 459-7674/mshydlo@oxfordhealth.com

FOR INVESTORS:  Gary Frazier/Deborah Abraham
                (203) 459-7331/(914) 467-3030
                gfrazier@oxfordhealth.com/dabraham@oxfordhealth.com

FOR IMMEDIATE RELEASE

                 FLORIDA FEDERAL COURT DENIES PLAINTIFFS' MOTION
                 TO ADD OXFORD HEALTH PLANS, INC. AS A DEFENDANT
                        IN PROVIDER TRACK MDL PROCEEDINGS

TRUMBULL, CONN. (December 23, 2002) - Oxford Health Plans, Inc. (NYSE: OHP) announced today that Judge Federico Moreno of the United States District Court for the Southern District of Florida, who presides over the federal multi-district class action litigation (MDL) brought by physicians against certain national managed care companies, denied the plaintiffs' motion to add Oxford as a defendant in the so-called provider track action. As a result of the Court's order, Oxford has not been added as a defendant in this litigation.

Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals primarily in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.